Exhibit 99

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP

                                DECEMBER 31, 2004

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement (Unaudited)

      1.    Statement of Cash Available for Distribution:

                                                                                          Three Months
                                                                          Year Ended         Ended
                                                                          December 31,    December 31,
                                                                              2004            2004
                                                                          ------------    ------------
            Net income                                                    $ 1,833,000     $ 1,559,000
                 Add: Depreciation and amortization charged to income
                         not affecting cash available for distribution        141,000          77,000
                           Net proceeds from sale of property               3,514,000       3,514,000
                           Cash from reserves                                 243,000          83,000

                 Less: Gain on sale of property                            (1,621,000)     (1,621,000)
                                                                          -----------     -----------

                       Cash Available for Distribution                    $ 4,110,000     $ 3,612,000
                                                                          ===========     ===========

                       Distributions allocated to General Partners        $        --     $        --
                                                                          ===========     ===========

                       Distributions allocated to Limited Partners        $ 4,110,000     $ 3,612,000
                                                                          ===========     ===========

      2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 2004:

            Entity Receiving                    Form of
             Compensation                     Compensation                        Amount
            ------------------   -------------------------------------------    ----------
            Winthrop
            Management LLC       Property Management Fees                       $    1,000

            General Partners     Interest in Cash Available for Distribution    $       --

            Affiliates of the
            General Partner      Interest in Cash Available for Distribution    $  817,000


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